Exhibit 10(a)

EIGHTH AMENDMENT TO REIMBURSEMENT AGREEMENT

THIS EIGHTH AMENDMENT TO REIMBURSEMENT AGREEMENT, dated as of March 30, 2009 (this “Amendment”), to the Existing Reimbursement Agreement (as defined below) is made by PPL ENERGY SUPPLY, LLC, a Delaware limited liability company (the “Account Party”), and certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).

W I T N E S S E T H:

WHEREAS, the Account Party, the Lenders and The Bank of Nova Scotia, as the Issuer and as Administrative Agent, are all parties to the Reimbursement Agreement, dated as of March 31, 2005 (as amended or otherwise modified prior to the date hereof, the “Existing Reimbursement Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Reimbursement Agreement”); and

WHEREAS, the Account Party has requested that the Lenders amend certain provisions of the Existing Reimbursement Agreement and the Lenders are willing to modify the Existing Reimbursement Agreement on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Certain Definitions.  The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Account Party” is defined in the preamble.

“Amendment” is defined in the preamble.

“Existing Reimbursement Agreement” is defined in the first recital.

“Reimbursement Agreement” is defined in the first recital.

SECTION 1.2.  Other Definitions.  Terms for which meanings are provided in the Existing Reimbursement Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
AMENDMENTS TO THE EXISTING REIMBURSEMENT AGREEMENT

Effective as of the date hereof, but subject to the occurrence of the satisfaction of the conditions in Article III, the provisions of the Existing Reimbursement Agreement referred to below are hereby amended in accordance with this Article II.

SECTION 2.1.  Amendment to Section 1.1.  Section 1.1 of the Existing Reimbursement Agreement is hereby amended by

(a)           inserting the following definitions in the appropriate alphabetical order:

“Eighth amendment” means the Eighth amendment to Reimbursement Agreement, dated as of March 30, 2009, among the Account Party and the Lenders party thereto.

(b)           amending and restating the definition of “Letter of Credit Commitment Amount” in its entirety as follows:

“Letter of Credit Commitment Amount” means, on any date, a maximum amount of $200,000,000.

(c)           amending and restating the definition of “Stated Maturity Date” in its entirety as follows:

“Stated Maturity Date” means March 31, 2010.

SECTION 2.2.  Amendment to Section 3.2.1.  Section 3.2.1 of the Existing Reimbursement Agreement is hereby amended by deleting the percentage “0.15%” therein and inserting the percentage “0.50%” in lieu thereof.

SECTION 2.3.  Amendment to Section 3.2.2.  Section 3.2.2 of the Existing Reimbursement Agreement is hereby amended by deleting the percentage “0.50%” therein and inserting the percentage “2.25%” in lieu thereof.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

This Amendment and the amendments contained herein shall become effective as of the date hereof when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 3.1.  Counterparts.  The Administrative Agent shall have received counterparts hereof executed on behalf of the Account Party and the each of the Lenders.

SECTION 3.2.  Costs and Expenses, etc.  The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.3 of the Reimbursement Agreement, if then invoiced.

SECTION 3.3.   Upfront Fee.  The Administrative Agent shall have received for its own account an upfront fee from the Account Party in the amount equal to 0.75% multiplied by the Letter of Credit Commitment Amount.

SECTION 3.4.  Resolutions, etc.  The Administrative Agent shall have received from the Account Party (i) a copy of a good standing certificate, dated a date reasonably close to the date hereof and (ii) a certificate, dated as of the date hereof, duly executed and delivered by any vice president, the controller, the treasurer, the assistant treasurer, secretary or assistant secretary of the Account Party as to

(a)  resolutions of the Account Party’s Board of Managers then in full force and effect authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

(b)  the incumbency and signatures of those of its officers authorized to act with respect to this Amendment; and

(c)  the full force and validity of each Organic Document of the Account Party and copies thereof;

upon which certificates the Administrative Agent and all Lenders may conclusively rely until it shall have received a further certificate of any such officer of the Account Party canceling or amending such prior certificate.

SECTION 3.5.  Opinion of Counsel.  The Administrative Agent shall have received an opinion, dated the date hereof and addressed to the Administrative Agent and all Lenders, from counsel to the Account Party, in form and substance satisfactory to the Administrative Agent.

SECTION 3.6.  Satisfactory Legal Form.  The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel.  All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

SECTION 4.1.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2.  Loan Document Pursuant to Existing Reimbursement Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Reimbursement Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Reimbursement Agreement, as amended hereby, including Article X thereof.

SECTION 4.3.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4.  Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5.  Governing Law.  THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 4.6.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Reimbursement Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Reimbursement Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Reimbursement Agreement or any of the Loan Documents.

SECTION 4.7.  Representations and Warranties.  In order to induce the Lenders to execute and deliver this Amendment, the Account Party hereby represents and warrants to the Lenders, on the date this Amendment becomes effective pursuant to Article III, that both before and after giving effect to this Amendment, all statements set forth in clauses (a) and (b) of Section 5.2.1 of the Reimbursement Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

PPL ENERGY SUPPLY, LLC

By:__________________________
      Title:  Vice President and Treasurer

THE BANK OF NOVA SCOTIA

By:__________________________
      Title: